UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

Great Elm Capital Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Preferred Stock Purchase Rights		Nasdaq Global Select Market
Units, par value $0.001 per share		Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 22, 2019, Great Elm Capital Group, Inc. (the “Company”) held the 2019 annual meeting of its stockholders (the “Annual Meeting”). The results of the voting at the Annual Meeting were as follows:

	For	Against or Withheld	Abstentions and Broker Non-Votes
Election of directors: Peter A. Reed Matthew A. Drapkin Thomas S. Harbin III James P. Parmelee Jeffrey S. Serota Mark A. Snell Hugh Steven Wilson	16,046,479	264,814	5,803,190
	11,426,003	4,851,195	5,837,285
	13,036,310	3,240,855	5,837,318
	11,749,083	4,527,906	5,837,494
	16,021,386	289,112	5,803,985
	12,963,240	3,313,958	5,837,285
	13,316,611	2,960,393	5,837,479
Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020	21,962,863	79,280	72,340
Approval, on a non-binding advisory basis, of the 2019 compensation of the Company’s named executive officers	10,715,441	4,923,438	6,475,604

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: October 23, 2019	/s/ Brent J. Pearson____________
By: Brent J. Pearson
Title: Chief Financial Officer